UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 20, 2007

BALLY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Conditions.

                On December 20, 2007, Bally Technologies, Inc. (the “Company”), issued a press release (the “Release”) announcing the Company’s results for the first quarter of fiscal year 2008 and updated financial guidance for the fiscal year ended June 30, 2008.  A copy of the Release is attached hereto as Exhibit 99.1 and the portions thereof announcing the Company’s results for the first quarter of fiscal year 2008 are incorporated herein by reference.

Item 8.01               Other Events.

New York Stock Exchange Corporate Governance Matters

                In connection with the submission by the Company of its Section 303A Annual Written Affirmation to the New York Stock Exchange (the “NYSE”), at the NYSE’s request, the Company is disclosing the information included under the heading “New York Stock Exchange Corporate Governance Matters” in this Current Report on Form 8-K (this “8-K”) to set forth certain corporate governance matters required to be disclosed by Section 303A of the NYSE Listed Company Manual (the “Manual”).

Director Independence

                As part of the Company’s Corporate Governance Guidelines (the “Guidelines”), the Board of Directors has adopted Categorical Standards for Independence, which are attached as Exhibit 99.2, and are incorporated herein by reference (the “Standards”).  As required by Section 303A.02(a) of the Manual, the Board of Directors has affirmatively determined that the following directors are independent under Section 303A.02 of the Manual and the Standards:  Messrs. Jacques André, Robert Guido, David Robbins and Kevin Verner.  In addition, as further required by Section 303A.02(a) of the Manual, the Board of Directors has affirmatively determined that, other than in respect of their positions as directors, no material relationship exists between the Company and any independent director.

Executive Sessions of Non-Management Directors

                As required by the Guidelines and Section 303A.03 of the Manual, the Company’s non-management directors hold regularly scheduled executive sessions without management present.  The Board of Directors has designated that the Chairman of the Board shall serve as Presiding Director of these executive sessions of non-management directors.  Mr. Robbins, the Chairman, currently serves as the Presiding Director.  Parties interested in communicating directly with the Presiding Director, or with non-management directors as a group, may do so by writing to Board of Directors, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by email to boardofdirectors@ballytech.com, in either case indicating to whose attention the communication should be directed.

Availability of Corporate Governance Documents

                The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.  Each committee is governed by a charter adopted by the Board of Directors.  The charters of the Audit, Nominating and Corporate Governance and Compensation Committees, as well as the Guidelines and the Company’s Code of Ethics and Business Conduct are available on the Company’s website (www.ballytech.com) by following the links to “Investor Relations” and “Governance,” or in print upon written request to the Company.  Written requests should be addressed to:  Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

Certification Requirements

                As a result of the previously disclosed delay in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (the “10-K”), the Company has not yet completed the preparation of the materials to be distributed in connection with its 2007 Annual Meeting of Stockholders, including, among other things, its Proxy Statement and related Annual Report.  Therefore, the Company has not yet made the disclosure required by Section 303A.12(a) of the Manual with respect to the submission to the NYSE of the CEO certification as to the Company’s compliance with the NYSE corporate governance listing standards and the filing of the Company’s certification exhibits to the 10-K required by Section 302 of the Sarbanes-Oxley Act.

                The Company will be submitting its CEO certification to the NYSE in respect of the fiscal year ended June 30, 2007 without qualification shortly after the filing of this 8-K.  On November 2, 2007, the Company filed the certifications regarding the quality of the Company’s public disclosure required by Section 302 of the Sarbanes-Oxley Act as exhibits to the 10-K.  The Company will also include this disclosure required by Section 303A.12(a) of the Manual in its Annual Report to be distributed to stockholders in connection with the 2007 Annual Meeting of Stockholders.

Annual Meeting of Stockholders

                The Company’s next Annual Meeting of Stockholders will be held on Friday, February 22, 2008.  Stockholders of record as of the close of business on December 31, 2007 will be entitled to notice of and to vote at the Annual Meeting.  Friday, January 4, 2008 is the deadline for submitting stockholder proposals in respect of the Annual Meeting.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits

                99.1         Press release issued by the Company, dated December 20, 2007.

                99.2         Independence Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Robert C. Caller
Robert C. Caller
Executive Vice President, Chief Financial Officer and Treasurer

Dated: December 21, 2007